UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 11, 2026
YEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
61 Ninth Avenue
New York, NY 10011
(Address of principal executive offices, including zip code)
(212) 994-3900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YEXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Stock Option Grant

On October 11, 2026, the board of directors (the “Board”) of Yext, Inc. (the “Company”), upon recommendation by its Compensation Committee, approved the grant to Michael Walrath, the Company’s Chief Executive Officer, of a nonstatutory stock option to purchase 11,000,000 shares of the Company’s common stock (the “Option”) pursuant to a stand-alone stock option agreement (the “Option Agreement”), and contingent upon the achievement of certain stock price targets, as detailed below. The Option is currently intended to serve as Mr. Walrath’s sole new equity compensation for the ten-year period following the date of grant. If the Board exercises its discretion to grant Mr. Walrath additional equity compensation during that period, any such award will be subject to stock price hurdles in excess of the highest target price under the Option. The Option was granted outside of the Company’s 2016 Equity Incentive Plan, as amended and restated, and is subject to approval by the Company’s stockholders within twelve months following the date of grant. No portion of the Option may be exercised before stockholder approval is obtained, and if stockholder approval is not obtained within that period, the Option will be forfeited in its entirety. The Option has an exercise price of $7.00 per share, a premium to the $6.93 closing price of the Company’s common stock on October 9, 2026, which was the last trading day before the date of the grant, and a term of ten years (“Option Term”). No portion of the Option vests based on the passage of time alone.

The shares subject to the Option are divided into 14 tranches. Each tranche will become eligible for exercise (or “earned”) only if the Company’s stock price achieves the applicable target price during the applicable performance period, subject to Mr. Walrath’s continued service as Chief Executive Officer through the date of achievement, except in the case of certain qualifying terminations as described below. The target prices and number of shares subject to each tranche are as follows:

Tranche	Target Price*	Number of Shares Subject to Tranche*
1	$21.00	750,000
2	$23.45	250,000
3	$26.18	750,000
4	$29.24	250,000
5	$32.64	1,000,000
6	$36.45	1,000,000
7	$40.70	1,000,000
8	$45.45	1,000,000
9	$50.75	1,000,000
10	$56.66	1,000,000
11	$63.27	1,000,000
12	$70.65	1,000,000
13	$78.88	500,000
14	$88.08	500,000

* Subject to adjustment pursuant to capitalization changes (e.g., a stock-split or reverse stock split)

The target price for the first tranche must be achieved within five years following the date of grant, the target prices for tranches two through six must be achieved within seven years following the date of grant, and the target prices for tranches seven through fourteen must be achieved within ten years following the date of grant. A target price will be achieved only if both of the following conditions are met during the applicable performance period, subject to Mr. Walrath’s continued service as Chief Executive Officer through the achievement date: (1) the average closing price of the Company’s common stock must equal or exceed the target price over 180 consecutive calendar days, and (2) the average closing price must also equal or exceed the target price over 30 consecutive calendar days within the period beginning 30 days before the end of such 180-day period and ending three years thereafter. Any shares that are not earned by the end of the applicable performance period will be forfeited, and if no target price is achieved, Mr. Walrath will not receive any value from the Option.

Earned shares are also subject to a retention requirement. Unless otherwise determined by the Board, earned shares in tranches one through eight will be released from the retention requirement in three equal installments on each of the first three anniversaries of the achievement date, and earned shares in tranches nine through fourteen will be released in three equal installments every six months following the achievement date. In each case, release is subject to Mr. Walrath’s continued service as Chief Executive Officer through the applicable release date. Regardless of the foregoing retention schedules, any earned shares that would otherwise remain subject to the retention requirement will be released on the date that is 30 days before the expiration of the Option Term. Each earned share will remain exercisable until the earlier of the fifth anniversary of the date it was earned and the expiration of the Option Term. Mr. Walrath may exercise earned shares before they are released from the retention requirement, but any such exercised earned shares will be subject to repurchase by the Company at the exercise price until released if Mr. Walrath resigns as Chief Executive Officer (other than for good reason) or is terminated as Chief Executive Officer for cause. Upon such a termination, any unexercised earned shares that remain subject to the retention requirement will be forfeited.

If a change in control (as defined in the Option Agreement) occurs during the performance period while Mr. Walrath is serving as Chief Executive Officer, the following treatment applies:

•Achievement of the target prices for any unearned tranches will be measured using the per-share price paid to the Company’s stockholders in the change in control.
•All earned shares will vest and be released from the retention requirement.
•Any remaining unearned shares will be forfeited.

If Mr. Walrath’s service as Chief Executive Officer terminates due to his death or disability during the performance period, the following treatment applies:

•Achievement of the target prices for any unearned tranches will be measured using the highest closing price of the Company’s common stock during a 30-trading-day lookback period.
•The next tranche above that price will also become earned to the extent the total number of earned shares under the Option does not exceed 5,000,000.
•All earned shares will vest and be released from the retention requirement.

If, during the performance period, Mr. Walrath’s service as Chief Executive Officer is terminated by the Company other than for cause, death or disability, or Mr. Walrath resigns as Chief Executive Officer for good reason (each as defined in the Option Agreement), the following treatment applies, subject to execution of a mutual release of claims:

•Achievement of the target prices for any unearned tranches will be measured using the highest closing price of the Company’s common stock during a 30-trading-day lookback period.
•An additional 250,000 shares will become earned if the Company’s compounded annual stock price growth rate is at least 15%, or an additional 1,000,000 shares if that rate is at least 25%. The growth rate is measured from $7.00 per share through the date of termination, using the 180-day average closing price.
•All earned shares will vest and be released from the retention requirement.
•If such a termination occurs within six months before a change in control, or after the execution of a definitive agreement for a change in control, the unearned shares will remain outstanding for a limited period so that such shares may be earned upon the change in control.

The Option is subject to the Company’s Compensation Recovery Policy.

This summary of the Option is qualified in its entirety by reference to the full text of the Option Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit Number	Description

10.1	Stand-Alone Stock Option Agreement, dated October 11, 2026, between Yext, Inc. and Michael Walrath.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Ho Shin
Ho Shin EVP & General Counsel

Date: October 14, 2026